SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Columbia Bakeries, Inc.
                                ----------------
             (Exact name of Registrant as specified in its charter)

                                     0-26701
                               -------------------
                               Commission File No.


                  Nevada                                      88-0406874
                -----------                               ----------------
(State or other jurisdiction of organization)     (I.R.S. Employer incorporation
                                                        or Identification No.)

            319 Clematis Street, Suite 526, West Palm Beach, FL 33401
                 -----------------------------------------------
                    (Address of Principal Executive Offices)


                          2004 EQUITY COMPENSATION PLAN
            --------------------------------------------------------
                              (full title of plan)


                              Joseph I. Emas, P.A.
                   1224 Washington Ave, Miami Beach, FL 33139
                     ---------------------------------------
                     (Name and Address of Agent for service)


                                 (305) 531-1174
          (Telephone number, including area code, of agent for service)



CALCULATION OF REGISTRATON FEE

TITLE OF          AMOUNT TO BE   PROPOSED          PROPOSED          REGISTRATION
SECURITIES TO     REGISTERED(1)  MAXIMUM           AGGREGATE         FEE
BE REGISTERED                    OFFERING PRICE    PRICE
                                 PER SHARE(2)
Common stock,     50,000,000     $     0.008         $  400,000       $  50.68
..0001 par value

     (1) Represents additional 50,000,000 shares of common stock issuable pursuant to the Registrant's 2004 Equity Compensation Plan. In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of common stock on the Over-the-Counter Bulletin Board on February 17, 2004.

                                EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8 to register 50,000,000 shares of the Registrant's common stock, $.001 par value ("Common Stock"), issuable pursuant to the Registrant's 2004 Equity Compensation Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registration Statement:

     1.The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Commission");

     2.The Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 2003, as filed with the Securities and Exchange Commission;

     3.The Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 2003, as filed with the Securities and Exchange Commission;

     4. The Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 2003 as filed with the Securities and Exchange Commission.

     5. The Registrant's Form 8-K dated February 10, 2004 as filed with the Securities and Exchange Commission.


All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.7502 of Nevada Revised Statutes provides as follows with respect to indemnification of directors and officers:

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

When indemnification is discretionary, Section 78.751 of Nevada Revised Statutes provides as follows with respect to the authorization required to carry out the indemnification:

NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or
                                        -----------
advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By  the  stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made
                            ------------
pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws provide that we must indemnify any director or officer of our corporation to the full extent permitted by applicable law as then in effect, against liability arising out of a proceeding to which the individual was made a party because he or she is or was a director or officer of our corporation. We will advance expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding, as provided by our Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.
5.1  Opinion  of  Joseph  I.  Emas,  P.A.
10.1 2004 Equity Compensation Plan
23.1 Consent  of  Joseph  I.  Emas,  P.A  (included  in  Exhibit  5)
23.2 Consent of Beckstead and Watts, LLP

ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof), which, individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs 1(a) and 1(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by the such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 18, 2004.



          Columbia Bakeries, Inc.

          By:/s/ Frank Speight
             ------------------------
             President & CEO

         Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title               Date
---------                     -----               ----

/s/ Frank Speight          President & CEO       February 18, 2004



/s/Randall S. Goulding     Secretary Treasurer   February 18, 2004

                                  EXHIBIT 10.1

                             COLUMBIA BAKERIES, INC.

                          2004 EQUITY COMPENSATION PLAN

Columbia Bakeries, Inc., a Nevada corporation, (the "Corporation"), hereby adopts this Equity Compensation Plan (the "Plan"), under which Stock Awards, and Common Stock in Lieu of Cash Compensation Awards ("Awards") of the Corporation may be granted from time to time to employees, directors and consultants of the Corporation or its subsidiaries, if any.

                                   SECTION 1.
                                   ----------

                    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The Plan is intended to aid the Corporation in maintaining and developing a management team, attracting qualified officers and employees capable of assisting in the future success of the Corporation, and rewarding those individuals who have contributed to the success of the Corporation. It is designed to aid the Corporation in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Corporation, to use their best efforts to promote the success of the Corporation's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Corporation. It is also designed to permit the Corporation to reward those individuals who are not employees of the Corporation but who are perceived by management as having contributed to the success of the Corporation or who are important to the continued business and operations of the Corporation. The above aims will be effectuated through the granting awards, subject to the terms and conditions of this Plan.

Stock granted pursuant to this Plan, may be registered on Form S-8 or other appropriate form of registration statement.

RULE 16B-3 PLAN. The Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore the Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee or the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, the Committee or the Board of Directors may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Corporation.

EFFECTIVE DATE OF PLAN. The effective date of this Plan shall be January 1, 2004 (the "Effective Date"). The Board of Directors shall, within one year of the Effective Date, submit the Plan for approval to the shareholders of the Corporation. The plan shall be approved by at least a majority of shareholders voting in person or by proxy at a duly held shareholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of shareholders.

2.  DEFINITIONS.  The  following  definitions  shall  apply  to  this  Plan

"Act"  means  the Securities Exchange Act of 1934, as amended from time to time.

"Administrator"  is  defined  in  Section  2(a).

"Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time of the action or transaction, each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

 "Agreement" means, individually or collectively, any agreement entered into pursuant to the Plan pursuant to which Stock are granted to a participant.

"Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Stock, Restricted Stock, and Common Stock in Lieu of Cash Compensation Awards.

"Board" means the Board of Directors of the Corporation as constituted from time to time.

"Cause" shall mean, for purposes of whether and when a participant has incurred a Termination of Employment for Cause: (i) any act or omission which permits the Corporation to terminate the written agreement or arrangement between the participant and the Corporation or a Subsidiary or Parent for Cause as defined in such agreement or arrangement; or

(ii) in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause," then Cause shall mean an act or acts of dishonesty by the participant resulting or intending to result directly or indirectly in gain to or personal enrichment of the participant at the Corporation's expense and/or gross negligence or willful misconduct on the part of the participant.

"Change  in  Control"  means,  for  purposes  of  this  Plans

1. there shall be consummated (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation; or

2. the shareholders of the Corporation shall approve any plan or proposal for the liquidation or dissolution of the Corporation

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations.

"Common Stock" or "Stock" means the Common Stock, par value per share of the Corporation whether presently or hereafter issued, or such other class of shares or securities as to which the Plan may be applicable subject to adjustments pursuant to Section 3.

"Common Stock in Lieu of Cash Compensation Award" means Awards granted pursuant to Section 6.

"Corporation" means Columbia Bakeries, Inc., a Nevada Corporation, and any successor or assignee company corporations into which the Corporation may be merged, changed or consolidated; any company for whose securities the securities of the Corporation shall be exchanged; and any assignee of or successor to substantially all of the assets of the Corporation.

"Director" means any member of the Board of Directors of the Corporation or any Parent or subsidiary of the Corporation that now exists or hereafter is organized or acquired by or acquires the Corporation.

"Effective Date" means the date on which the Plan is initially approved by the Board of Directors as set forth in Section 13.

"Eligible Persons" shall mean, with respect to the Plan, those persons who, at the time that an Award is granted, are (i) officers, directors or employees of the Corporation or Affiliate or (ii) attorneys, consultants or subcontractors of the Corporation or affiliate.

"Employee" means any person employed on an hourly or salaried basis by the Corporation or any Parent or Subsidiary of the Corporation that now exists or hereafter is organized or acquired by or acquires the Corporation.

"Fair Market Value" means (i) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and ask prices for the Common Stock are not furnished through NASDAQ or a similar organization, the value established by the Committee, in its sole discretion, for purposes of the Plan;
(ii) if the Common Stock is listed or admitted to trade on a national securities exchange or a national market system, the closing price of the Common Stock, as published in the Wall Street Journal, so listed or admitted to trade on such date or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding day on which there was trading in such shares; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or a national market system, the mean between the bid and ask price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If trading in the stock or a price quotation does not occur on the Date of Grant, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value.

"Non-Employee Director" means a member of the Board who is not also an employee of the Corporation or any Subsidiary as that term is defined in Rule 16b-3 under the Exchange Act.

"Plan"  means this Equity Compensation Plan as may be amended from time to time.

"Stock  Award"  means  Awards  granted  pursuant  to  Section  5.

"Subsidiary" means any corporation or other entity (other than the Corporation) in any unbroken chain of corporations or other entities beginning with the Corporation if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

"Ten Percent Shareholder" means an individual who, at the time of the award, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Affiliate. An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

"Termination" or "Termination of Employment" means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer or employee of the Corporation or of any Subsidiary or Parent including, without limitation, death, disability, dismissal, severance at the election of the participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Corporation or its Subsidiaries or Parent of all businesses owned or operated by the Corporation or its Subsidiaries. A Termination of Employment shall occur to an employee who is employed by a Subsidiary if the Subsidiary shall cease to be a Subsidiary and the participant shall not immediately thereafter become an employee of the Corporation or a Subsidiary.

"Subsidiary" means any corporation 50% or more of the voting securities of which are owned directly or indirectly by the Corporation at any time during the existence of this Plan.

In addition, certain other terms used in this Plan shall have the definitions given to them in the first place in which they are used.

                                   SECTION 2.
                                   ---------

ADMINISTRATION  OF  PLAN;  ADMINISTRATOR  AUTHORITY  TO  SELECT
PARTICIPANTS  AND  DETERMINE  AWARDS

1.  ADMINISTRATION

(a) The Plan shall be administered by either the entire Board of Directors or a committee of not fewer than two (2) Independent Directors (in either case, the "Administrator"). Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule.

(b) If this Plan is administered by the Committee, then a majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous written consent of the Committee.

(c) If no Committee has been appointed, members of the Board may vote on any matters affecting the administration of the Plan or the grant of any Stock pursuant to the Plan, except that no such member shall act on the granting of Stock to himself, but such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Stock to him.

(d) The interpretation and construction of the terms of the Plan by the Board or a duly authorized committee shall be final and binding on all participants in the Plan absent a showing of demonstrable error. No member of the Plan Administrator shall be liable for any action taken or determination made in good faith with respect to the Plan.

2. POWERS OF ADMINISTRATOR. The Administrator shall have the sole and exclusive power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(a)     to  select  the  participants  in  this  plan;

(b) establish the terms of the Stock granted to each participants which may not be the same in each case;

(c) determine the total number of shares of Stock to grant to a grantee, which may not be the same amount to each Eligible Person in each case;

(d)     make  all  other  determinations  necessary or advisable under the Plan.

(e) The Plan Administrator has the sole and absolute discretion to determine whether the performance of an Eligible Person warrants an award under this Plan, and to determine the amount of the award.

The Plan Administrator has full and exclusive power to construe and interpret this Plan, to prescribe and rescind rules and regulations relating to this Plan, and take all actions necessary or advisable for the Plan's administration. Any such determination made by the Plan Administrator will be final and binding on all persons. (d) A member of the Plan Administrator will not be liable for performing any act or making any determination in good faith

All decisions and interpretations of the Administrator shall be made in the Administrator's sole and absolute discretion and shall be final and binding on all persons, including the Corporation and Plan participants.

                                   SECTION 3.
                                   ----------

                  STOCK ISSUABLE UNDER THE PLAN; TERM OF PLAN;
                  RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a) STOCK ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan initially shall be 50,000,000 shares of Stock per year. In addition if any portion of an Award is forfeited, cancelled, or reacquired by the Corporation, satisfied without the issuance of Stock or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Corporation.

(b)  TERM  OF  PLAN.  No  Awards  shall  be  made  after  January  1,  2013.

(c) RECAPITALIZATIONS. Subject to the provisions of Section 12, if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Corporation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Corporation, or additional shares or new or different shares or other securities of the Corporation or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator may make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

                                   SECTION 4.
                                   ----------

                                   ELIGIBILITY

Awards under the Plan may be granted to employees, including officers, and directors of the Corporation or its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Corporation, but performed bona fide services to the Corporation, as may be deemed in the best interest of the Corporation by the Board or the duly authorized Committee. These individuals may be referred to as consultants or key persons. Such services to the Corporation or a subsidiary shall not be in connection with the offer or sale of securities in a capital-raising transaction. Such Awards shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Board or a duly authorized Committee, all as may be within the general provisions of this Plan.

Every Eligible Person, as the Plan Administrator of the Corporation or any subsidiary or Parent shall only be eligible to receive an Award if and as permitted by applicable law and regulations. The Plan Administrator's Award to a participant in any year does not require the Plan Administrator to make an Award to that participant in any other year. Furthermore, the Plan Administrator make different Awards to different participants. The Plan Administrator may consider such factors as it deems pertinent in selecting participants and in determining the amount of their Stock, including, without limitation;

(i)  the  financial  condition  of  the  Corporation  or  its  Subsidiaries;

(ii)  expected  profits  for  the  current  or  future  years;

(iii) the contributions of a prospective participant to the profitability or success of the Corporation or its Subsidiaries; and

(iv)  the  adequacy  of  the  prospective  participant's  other  compensation.

 Participants may include persons to whom stock, or other benefits previously were granted under this or another plan of the Corporation or any Subsidiary.

(b) No Right of Employment. A Grantee's right, if any, to continue to serve the Corporation and its Subsidiaries as an Employee will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Corporation or any Subsidiary, as the case may be, to terminate at any time the employment of any

                                   SECTION 5.
                                   ---------

                             RESTRICTED STOCK AWARDS

(a) NATURE OF STOCK AWARDS. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Administrator, shares of Stock, restricted under Rule 144, subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Stock Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

(b) RIGHTS AS A STOCKHOLDER. Upon execution of the grant of a Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Stock, subject to such terms and conditions as may be imposed by the Administrator.

                                   SECTION 6.
                                   ----------

                COMMON STOCK IN LIEU OF CASH COMPENSATION AWARDS

(a) GRANTS OF COMMON STOCK PAYABLE IN LIEU OF CASH. The Administrator may grant shares of Stock available for issuance under the Plan to an eligible participant in lieu of cash compensation earned by the participant with the consent of the participant, or under a short- or long-term incentive plan of the Corporation (an "Other Incentive Plan), PROVIDED, however, that the award made under the Other Incentive Plan allows for satisfaction of such award by payment of Stock in lieu of cash compensation. Additionally, shares of Stock may be granted if specified performance goals established by the Administrator are met, provided that the performance goals so established meet the requirements of Section 162(m) of the Code and that the Administrator certifies that the performance goals have been met. In the event of a grant of shares of Stock in lieu of cash compensation, such grant shall be conditioned upon the participant's irrevocable election to waive receipt of all or a portion of the cash compensation otherwise payable, which waiver shall constitute payment in full by such participant for the shares of Stock granted in lieu of such cash compensation.

(b) DATE OF GRANT. Stock granted in lieu of cash compensation shall be granted to each participant on the date the waived cash compensation would otherwise by paid, provided, however, that with respect to a participant who is subject to
Section 16 of the Act, if such grant date is not at least six months and one day from the date of the election, the grant shall be delayed until the date which is six months and one day from the date of the election (or the next following business day, if such date is not a business day) to the extent necessary to conform to the requirements for exempt purchases under Rule 16b-3 of the Act.

(c) NUMBER OF SHARES. The number of shares of Stock granted in lieu of cash compensation shall be determined by dividing the amount of the waived cash compensation by the Fair Market Value of the Stock on the date the Stock is granted. Such Stock shall be granted for the whole number of shares so determined; the value of any fractional share shall be paid in cash.

                                   SECTION 7.
                                   ----------

                                 TAX WITHHOLDING

(a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received there under first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Corporation's obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

(b) PAYMENT IN STOCK. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Corporation to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Corporation shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

(c) LIABILITY OF THE COMPANY. The Corporation that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by any person due to the grant of Stock.

                                   SECTION 8.
                                   ---------

                        TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Corporation from a Subsidiary or from the Corporation to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Corporation, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

                                   SECTION 9.
                                   ----------

                           AMENDMENTS AND TERMINATION

The Board of Directors of the Corporation may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under
Section 16 of the Exchange Act, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase the benefits accruing to participants under this Plan, shall be made without the approval of the Corporation's shareholders. Subject to the preceding sentence, the Board of Directors shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it as in the opinion of counsel for the Corporation may be necessary or appropriate from time to time.

                                   SECTION 10.
                                   ----------

                                 STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Corporation. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Corporation's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

                                   SECTION 11.
                                   -----------

                     CHANGE OF CONTROL AND MERGER PROVISIONS

(a) In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Corporation in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation or dissolution of the Corporation or in the event of a corporate reorganization of the Corporation (in each case, a "Transaction"), the Board, or the board of directors of any corporation or other entity assuming the obligations of the Corporation, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation or other entity (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all vested Awards shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account any and all consideration payable per share of Stock pursuant to the Transaction (the "Transaction Price").

(b) "Change of Control" shall be defined as an event subsequent to the adoption of this Plan, by any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Corporation, any of its Subsidiaries, any "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Act) of the foregoing persons, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Corporation or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, who shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities having the right to vote in an election of the Corporation's Board of Directors ("Voting Securities") (other than as a result of an acquisition of securities directly from the Corporation).

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Corporation which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing clause (i)) to 25% or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting
Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Corporation), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause.

                                   SECTION 12.
                                   -----------

                               GENERAL PROVISIONS

(a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards, as it deems appropriate.

(b) DELIVERY OF STOCK CERTIFICATES. Stock certificates to be delivered to participants under this Plan shall be deemed delivered for all purposes when the Corporation or a stock transfer agent of the Corporation shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Corporation.

(c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any employee any right to continued employment with the Corporation or any Subsidiary and shall not interfere in any way with the right of the Corporation or any Subsidiary to terminate the employment of any of its employees at any time.

(d) TRADING POLICY RESTRICTIONS. Sale of Stock acquired pursuant to an Award under the Plan shall be subject to such Corporation's insider-trading-policy-related restrictions as established by the Corporation from time, terms and conditions as may be established by the Administrator from time to time, or in accordance with policies set by the Administrator, from time to time.

(e) INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of this Plan, the Corporation shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Corporation for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Corporation itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Corporation the opportunity to handle and defend same at its own expense. The failure to notify the Corporation within 60 days shall only affect a Director or committee member's right to indemnification if said failure to notify results in an impairment of the Corporation's rights or is detrimental to the Corporation. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

(f) GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

(g) HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

(h) OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other compensation or benefit plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of compensation, including a stock option plan, for employees of the Corporation or any Affiliate.

(i) OTHER AWARDS. The grant of Stock or Awards shall not confer upon the Eligible Person the right to receive any future or other Stock or Awards under this Plan, whether or not Stock or Awards may be granted to similarly situated Eligible Persons, or the right to receive future Stock or Awards upon the same terms or conditions as previously granted.

                                   SECTION 13.
                                   ----------

                             EFFECTIVE DATE OF PLAN

The Plan shall become effective immediately on adoption by the board of directors of the Corporation (the "Board").

                                   SECTION 14.
                                   -----------

                                  GOVERNING LAW

This Plan and all Awards and actions taken there under shall be governed by, and construed in accordance with, the laws of the State of Nevada, applied without regard to conflict of law principles.

                                  EXHIBIT 99.1

                         Opinion of Joseph I. Emas, P.A.


February 18, 2004
Columbia Bakeries, Inc.
310 Clematis Street
Suite 526
West Palm Beach FL 33401


Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

          You have requested my opinion with respect to the shares of the Company's common stock, par value $.001 per share (the "Common Stock"), included in the Registration Statement on Form S-8 (the "Form S-8") filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         As special counsel to the Company, I have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as I deem relevant and necessary for the opinions expressed in this letter. In such examination, I have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to me as conformed or photostatic copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, I are of the opinion that the shares of Common Stock being registered in the Form S-8 will, once issued as contemplated under the Form S-8, shall have been duly and validly issued, and shall be fully paid and non-assessable.

         In rendering this opinion, I advise you that I am a member the Bars of the States of Florida, New York and New Jersey and express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

         This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

         I hereby consent to the filing of this opinion as an exhibit to the Form S-8. In giving such consent, I do not thereby admit that I am included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

     Very  truly  yours,


     Joseph I. Emas, P.A.

     By: \S\ Joseph I. Emas
         -----------------------
          Joseph I. Emas, P.A.

                                  EXHIBIT 99.2

                       Consent of Beckstead and Watts, LLP

                            Beckstead and Watts, LLP
                                -----------------
                           Certified Public Accountant
                             3340 Wynn Road, Ste. B
                               Las Vegas, NV 89102
                                  702.257.1984
                                702.362.0540 fax

February 18, 2004

Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We hereby consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-8) which registers an aggregate of 50,000,000 shares of Common Stock for Columbia Bakeries, Inc. under the Columbia Bakeries, Inc., "2004 Equity Compensation Plan" and to the incorporation by reference therein of our report dated May 14, 2003, with respect to the financial statements of the Company included in its annual report for the year ended December 31, 2002 and the quarterly reports filed with the US Securities and Exchange Commission.

Sincerely,



/s/ Beckstead and Watts, LLP